Exhibit 5.1

[JLG Letterhead]

March 11, 2005

JLG Industries, Inc.
1 JLG Drive
McConnellsburg, PA 17233-9533

     Ladies and Gentlemen:

     I am Corporate Attorney of JLG Industries, Inc., a Pennsylvania corporation (the “Company”), and have acted as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2005 (as the same may be amended or supplemented from time to time, the “Registration Statement”) with respect to the Company’s common stock, par value $0.20 per share (the “Common Securities”).

     I have reviewed such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

     I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

     Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that when, as and if: (i) a prospectus supplement has been prepared and filed with the Commission describing the Common Securities offered thereby, (ii) such Common Securities shall have been duly sold, issued and delivered by the Company against payment therefor as contemplated by the Registration Statement and assuming compliance with the Securities Act and all applicable state securities laws, and (iii) certificates evidencing shares of the Common Securities have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Securities will be validly issued, fully paid and nonassessable.

     I am a member of the bar of the Commonwealth of Pennsylvania. I do not purport to be expert in, and do not express any opinion on, any laws other than the law of the Commonwealth of Pennsylvania, the Federal law of the United States of America and the general corporation law of the State of Delaware.

JLG Industries, Inc.
1 JLG Drive

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus incorporated by reference into the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Stephen P. Caso
Stephen P. Caso
Corporate Attorney